Exhibit 99

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2010

THIRD QUARTER EARNINGS

•	Net Income of $2.3 million for 2010 third quarter, up from $329,000 in the third quarter of 2009

•	Provision for Loan Losses of $5.2 million, down from $8.1 million in the third quarter of 2009

•	Charge of $527,000 on previously recorded Mortgage Servicing Rights Assets

•	Net Interest Margin of 3.94%, up from 2009 second quarter of 3.88%

•	Other-Than-Temporary Impairment of $190,000 recognized on certain investment securities

DEFIANCE, OHIO (October 25, 2010) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its third quarter ended September 30, 2010 totaled $2.3 million or $0.22 per diluted common share, compared to $329,000 or ($0.02) per diluted common share for the quarter ended September 30, 2009.

For the nine month period ended September 30, 2010, First Defiance earned $5.8 million or $0.53 per diluted common share compared to $6.6 million or $0.63 per diluted common share for the nine month period ended September 30, 2009.

“The sluggish economic environment impacted our results for the third quarter,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “Most core operating metrics were again very solid, however, additional provision expense and additional expenses related to collections and Other Real Estate Owned had a negative effect on earnings. We are pleased with the strong mortgage banking results this quarter, bolstered by the low rate environment. And despite the challenges, we saw improvement in our quarterly income this year compared to the third quarter of 2009.”

Credit Quality

The third quarter 2010 results include expense for provision for loan losses of $5.2 million, compared with $8.1 million in the same period in 2009 and $5.4 million in the second quarter of 2010. “In light of the continued uncertain economic environment, including high unemployment, slower economic growth activity and the ongoing instability of the commercial real estate market, we believe it is responsible to maintain higher general reserves at this time,” said Small. The allowance for loan loss as a percentage of average total loans increased to 2.66% at September 30, 2010 from 2.47% at June 30, 2010 and 1.92% at September 30, 2009.

Non-performing loans totaled $46.2 million at September 30, 2010, up from $40.1 million at September 30, 2009. The September 30, 2010 balance included $37.4 million of loans that are on non-accrual or 90 days past due and another $8.8 million of loans considered non-performing because of changes in terms granted to borrowers, although the loans are still accruing interest. In addition, First Defiance had $11.1 million of Other Real Estate Owned at September 30, 2010. For the third quarter of 2010, First Defiance recorded net charge-offs of $2.7 million, which represented 0.70% of average loans outstanding (annualized) for the quarter, compared with 1.44% in the second quarter of 2010 and 0.66% in the third quarter of 2009.

“Asset quality continues to be a drag on earnings in this economy,” Small said. “We devote significant resources to the monitoring and early recognition of any weaknesses in the portfolio. While we are not seeing new specific loan problems arise in the portfolio, more credits are moving through the credit process toward final disposition. We also saw a reduction in charge-offs in the linked quarters. However, the overall continuation of the reserve build was appropriate based on our view of the near term direction of the economy.”

Investment Portfolio

The Other-Than-Temporary Impairment (OTTI) charge recognized by First Defiance in the third quarter of 2010 totaled $190,000, compared with $994,000 in the third quarter of 2009. The 2010 third quarter OTTI charge related to two Trust Preferred Collateralized Debt Obligations (CDOs) with a remaining book value of $860,000, and FNMA and FHMC stock with a remaining book balance of $35,000.

First Defiance also has other Trust Preferred CDO investments with a total book value of $2.8 million and fair value of $1.1 million at September 30, 2010. Two of these investments with a book value of $2.0 million and a fair value of $934,000 continue to pay principal and interest in accordance with the contractual terms of the securities. The decline in value of those investments is primarily due to the overall lack of liquidity in the CDO market. Management has not deemed the impairment in value of these CDO investments to be Other-Than-Temporary and, therefore, has not recognized the reduction in value of those investments in earnings. The third investment with a book value of $899,000 and a fair value of $151,000 has been written down with OTTI charges in prior periods, but the third quarter of 2010 analysis did not result in additional OTTI for this investment.

Net Interest Margin

Net interest income increased to $17.8 million in the third quarter of 2010 compared to $17.6 million in the 2009 third quarter, and was up from $17.6 million for the second quarter of 2010. Net interest margin was 3.94% for the 2010 third quarter compared to 3.88% in the third quarter of 2009. Yield on interest earning assets declined by 29 basis points, to 5.31% in the third quarter of 2010 from 5.60% in the 2009 third quarter while the cost of interest-bearing liabilities and non-interest-bearing demand deposits decreased by 37 basis points, to 1.40% from 1.77%.

“Our continued focus on managing the margin and adjusting our pricing strategy in this challenging rate environment resulted in the improvement in the net interest margin this quarter,” said Small “We see an extended low rate environment as one of the challenges to the net interest margin for the remainder of this year and into 2011.”

Non-Interest Income

Non-interest income for the 2010 third quarter increased to $7.5 million from $5.6 million in the third quarter of 2009. Loss on investment securities in the third quarter of 2010 was $190,000 related entirely to OTTI charges, compared with a third quarter 2009 net loss of $840,000, which was comprised of OTTI charges of $994,000 offset by security gains of $154,000.

Mortgage banking income increased to $2.3 million in the third quarter of 2010, from $980,000 for the same period in 2009. Gains from the sale of mortgage loans increased in the third quarter of 2010 to $2.9 million from $1.5 million in the third quarter of 2009. Mortgage loan servicing revenue increased slightly for the 2010 third quarter compared to 2009. The increases in gains and servicing revenue were partially offset by expense increases of $284,000 for the amortization of mortgage servicing rights.

First Defiance recorded a negative valuation allowance adjustment of $527,000 on mortgage servicing rights (MSR) in the third quarter of 2010 compared to a negative valuation adjustment of $772,000 in the third quarter of 2009. The MSR valuation adjustment is a reflection of the change in the fair value of certain sectors of First Defiance’s portfolio of MSRs.

Insurance and investment sale income was $1.4 million in the third quarter of 2010, up from $1.1 million in the third quarter of 2009.

“Mortgage banking activity in the third quarter picked up dramatically from the second quarter,” commented Small. “In the third quarter of 2010 we generated $130 million in loans compared to $67 million in the second quarter of 2010 and $90.5 million in loans in the third quarter of 2009. Due to the lower rate environment, we also recorded additional impairment on our previously recorded servicing rights.”

Non-Interest Expenses

Total non-interest expense was $17.1 million for the quarter ended September 30, 2010, which included $16,000 of acquisition-related charges attributable to the purchase of an employee benefits business in northwestern Ohio by First Insurance and Investments, Inc., an increase from the $14.8 million of non-interest expense for the quarter ended September 30, 2009.

Compensation and benefits increased by $563,000 compared to the 2009 third quarter. The increase is primarily due to adjustments in performance based variable compensation. Occupancy expense in the third quarter of 2010 was $1.7 million, down from $1.9 million in the third quarter of 2009. FDIC insurance expense increased to $907,000 in the third quarter of 2010 from $649,000 in the same period of 2009 as a result of the FDIC rate increases and higher insured deposits. Other non-interest expense increased to $5.2 million in the third quarter of 2010 from $3.7 million in the third quarter of 2009. Credit, collection and OREO-related costs increased $1.5 million over the third quarter of 2009. These increases were partially offset by decreases in marketing and postage.

Year-To-Date Results

For the nine month period ended September 30, 2010, net interest income totaled $52.4 million, compared with $49.8 million in the first nine months of 2009. Average interest-earning assets increased to $1.83 billion for the nine months of 2010 compared to $1.81 billion for the first nine months of 2009. Net interest margin for the first nine months of 2010 was 3.89%, up 16 basis points from the 3.73% margin reported in the nine month period ended September 30, 2009.

The provision for loan losses for the first nine months of 2010 was $17.5 million, compared to $14.8 million recorded during the first nine months of 2009.

Non-interest income for the first nine months of 2010 was $20.0 million compared to $20.7 million during the same period of 2009. Most of the non-interest income decline was in mortgage banking, which declined to $5.1 million for the first nine months of 2010 compared to $7.7 million in the first nine months of 2009. In addition, service fees and other charges were $9.9 million for the first nine months of 2010 compared to $10 million during the first nine months of 2009. Non-interest income for the first nine month period of 2010 was reduced by $331,000 of OTTI charges recognized for impaired investment securities compared with $2.5 million during the first nine months of 2009.

Non-interest expense increased to $47.0 million for the first nine months of 2010 from $45.9 million in 2009. Excluding one-time acquisition-related charges of $53,000, non-interest expense was $46.9 million for the first nine months of 2010. For the nine months ending September 30, 2010 compared to the same period in 2009, occupancy costs declined $600,000, FDIC insurance expense increased by $168,000, and credit, collection and OREO-related costs have increased $2.3 million. Year to date 2010 non-interest expense included the $53,000 of charges associated with the acquisition of a group medical benefits book of business and $457,000 related to the core system conversion that will take place later this year.

“We believe that we will see stronger indications of improvement in the national and local economies in the near future, but we also realize many challenges remain for certain sectors,” said Small. “We have positioned First Defiance to address these challenges as the economy slowly builds back to a healthier level of activity.”

Total Assets at $2.05 Billion

Total assets at September 30, 2010 were $2.05 billion, compared to $2.02 billion at September 30, 2009. Net loans receivable (excluding loans held for sale) were $1.51 billion at September 30, 2010 compared to $1.59 billion at September 30, 2009. Total cash and cash equivalents were $148.7 million at September 30, 2010 compared with $77.3 million at September 30, 2009, an increase of $71.4 million. Total deposits at September 30, 2010 were $1.59 billion compared to $1.54 billion at September 30, 2009, an increase of $47.6 million. Non-interest bearing deposits at September 30, 2010 were $213.4 million compared to $174.1 million at September 30, 2009. Total stockholders’ equity was $241.0 million at September 30,

2010 compared to $234.5 million at September 30, 2009. Also at September 30, 2010, goodwill and other intangible assets totaled $64.0 million compared to $63.8 million at September 30, 2009.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, October 26, 2010 to discuss the earnings results and business trends.

The conference call may be accessed by calling 1-800-860-2442. Internet access to the call is also available (in listen-only mode) at the following URL: http://www.talkpoint.com/viewer/starthere.asp?Pres=132180.

Audio replay of the Internet Web cast will be available at www.fdef.com until Monday November 29th, 2010 at 9:00 a.m.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 33 full service branches and 45 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance & Investments specializes in property and casualty and group health and life insurance, with offices in Defiance, Bryan, Archbold and Bowling Green, Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell OREO properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission (SEC) filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. One or more of these factors have affected or could in the future affect the Company’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Consolidated Balance Sheets

First Defiance Financial Corp.

(in thousands)	(Unaudited) September 30, 2010	December 31, 2009	September 30, 2009
Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$31,662	$29,613	$30,207
Interest-bearing deposits	117,000	91,503	47,109

	148,662	121,116	77,316

Securities
Available-for sale, carried at fair value	156,355	137,458	126,985
Held-to-maturity, carried at amortized cost	918	1,920	1,697

	157,273	139,378	128,682

Loans	1,553,546	1,617,122	1,623,627
Allowance for loan losses	(41,343)	(36,547)	(31,248)

Loans, net	1,512,203	1,580,575	1,592,379
Loans held for sale	21,613	10,346	24,340
Mortgage servicing rights	8,289	8,958	8,350
Accrued interest receivable	7,248	6,851	8,110
Federal Home Loan Bank stock	21,376	21,376	21,376
Bank Owned Life Insurance	32,751	30,804	30,585
Office properties and equipment	42,276	43,597	46,372
Real estate and other assets held for sale	11,127	13,527	9,352
Goodwill	57,556	56,585	56,585
Core deposit and other intangibles	6,485	6,888	7,242
Deferred taxes	4,865	3,289	1,305
Other assets	14,384	14,233	6,604

Total Assets	$2,046,108	$2,057,523	$2,018,598

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$213,414	$189,132	$174,145
Interest-bearing deposits	1,377,234	1,391,094	1,368,940

Total deposits	1,590,648	1,580,226	1,543,085
Advances from Federal Home Loan Bank	116,896	146,927	146,937
Notes payable and other interest-bearing liabilities	41,923	48,398	43,280
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	501	665	492
Other liabilities	19,028	11,138	14,192

Total liabilities	1,805,079	1,823,437	1,784,069
Stockholders’ Equity
Preferred stock- including warrants and amortization of discount on preferred shares	36,418	36,293	36,252
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	140,808	140,677	140,622
Accumulated other comprehensive income (loss)	2,198	(158)	446
Retained earnings	133,228	128,900	128,835
Treasury stock, at cost	(72,628)	(72,631)	(72,631)

Total stockholders’ equity	241,029	234,086	234,529

Total liabilities and stockholders’ equity	$2,046,108	$2,057,523	$2,018,598

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Interest Income:
Loans	$22,230	$23,766	$67,104	$70,229
Investment securities	1,534	1,422	4,556	4,388
Interest-bearing deposits	68	41	198	89
FHLB stock dividends	225	258	678	726

Total interest income	24,057	25,487	72,536	75,432
Interest Expense:
Deposits	4,667	6,163	15,192	20,206
FHLB advances and other	1,187	1,267	3,625	3,865
Subordinated debentures	332	344	982	1,139
Notes Payable	109	140	329	433

Total interest expense	6,295	7,914	20,128	25,643

Net interest income	17,762	17,573	52,408	49,789
Provision for loan losses	5,196	8,051	17,525	14,762

Net interest income after provision for loan losses	12,566	9,522	34,883	35,027
Non-interest Income:
Service fees and other charges	3,301	3,577	9,856	9,989
Mortgage banking income	2,322	980	5,114	7,677
Gain on sale of non-mortgage loans	10	151	97	251
Gain on securities	—	154	6	279
Impairment on securities	(190)	(994)	(331)	(2,541)
Insurance and investment sales commissions	1,421	1,129	3,838	3,945
Trust income	118	101	372	306
Income from Bank Owned Life Insurance	226	201	917	338
Other non-interest income	271	257	167	475

Total Non-interest Income	7,479	5,556	20,036	20,719
Non-interest Expense:
Compensation and benefits	7,114	6,551	20,161	21,501
Occupancy	1,734	1,860	5,264	5,901
FDIC insurance premium	907	649	2,881	2,713
State franchise tax	542	571	1,621	1,668
Data processing	1,186	1,100	3,556	3,330
Amortization of intangibles	356	355	1,139	1,101
One time acquisition related charges	16	—	53	—
Other non-interest expense	5,247	3,700	12,303	9,701

Total Non-interest Expense	17,102	14,786	46,978	45,915

Income before income taxes	2,943	292	7,941	9,831
Income taxes	668	(37)	2,100	3,193

Net Income	$2,275	$329	$5,841	$6,638

Dividends Accrued on Preferred Shares	(463)	(473)	(1,388)	(1,403)
Accretion on Preferred Shares	(43)	(40)	(125)	(118)

Net Income (loss) Applicable to Common Shares	$1,769	$(184)	$4,328	$5,117

Earnings (loss) per common share:
Basic	$0.22	$(0.02)	$0.53	$0.63
Diluted	$0.22	$(0.02)	$0.53	$0.63

Core operating earnings per common share*:
Basic	$0.22	$(0.02)	$0.54	$0.63
Diluted	$0.22	$(0.02)	$0.54	$0.63

Average Shares Outstanding:
Basic	8,118	8,117	8,118	8,117
Diluted	8,118	8,117	8,143	8,172

*	- See Non-GAAP Disclosure Reconciliations

Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited) Three Months Ended September 30,			(Unaudited) Nine Months Ended September 30,
(dollars in thousands, except per share data)	2010	2009	% change	2010	2009	% change
Summary of Operations

Tax-equivalent interest income (1)	$24,373	$25,796	(5.5)%	$73,456	$76,293	(3.7)%
Interest expense	6,295	7,914	(20.5)	20,128	25,643	(21.5)
Tax-equivalent net interest income (1)	18,078	17,882	1.1	53,328	50,650	5.3
Provision for loan losses	5,196	8,051	(35.5)	17,525	14,762	18.7
Tax-equivalent NII after provision for loan loss (1)	12,882	9,831	31.0	35,803	35,888	(0.2)
Investment Securities gains (losses)	(190)	(840)	(77.4)	(325)	(2,262)	(85.6)
Non-interest income-excluding securities losses	7,669	6,396	19.9	20,361	22,981	(11.4)
Non-interest expense	17,102	14,786	15.7	46,978	45,915	2.3
Non-interest expense-excluding non-core charges	17,086	14,786	15.6	46,925	45,915	2.2
One time acquisition related charges	16	—	NM	53	—	NM
Income taxes	668	(37)	(1,905.4)	2,100	3,193	(34.2)
Net Income	2,275	329	591.5	5,841	6,638	(12.0)
Dividends Declared on Preferred Shares	(463)	(473)	(2.1)	(1,388)	(1,403)	(1.1)
Accretion on Preferred Shares	(43)	(40)	7.5	(125)	(118)	5.9
Net Income Applicable to Common Shares	1,769	(184)	(1,061.4)	4,328	5,117	(15.4)
Core operating earnings (2)	2,285	329	594.5	5,875	6,638	(11.5)
Tax equivalent adjustment (1)	316	309	2.3	920	861	6.9
At Period End
Assets	2,046,108	2,018,598	1.4
Earning assets	1,870,808	1,845,134	1.4
Loans	1,553,546	1,623,627	(4.3)
Allowance for loan losses	41,343	31,248	32.3
Deposits	1,590,648	1,543,085	3.1
Stockholders’ equity	241,029	234,529	2.8
Average Balances
Assets	2,045,878	2,029,970	0.8	2,051,770	2,014,238	1.9
Earning assets	1,823,954	1,826,400	(0.1)	1,833,710	1,812,230	1.2
Deposits and interest-bearing liabilities	1,790,022	1,778,223	0.7	1,799,125	1,764,667	2.0
Loans	1,545,421	1,613,529	(4.2)	1,552,408	1,600,878	(3.0)
Deposits	1,585,300	1,550,369	2.3	1,586,420	1,538,986	3.1
Stockholders’ equity	240,709	234,241	2.8	237,759	231,912	2.5
Stockholders’ equity / assets	11.77%	11.54%	2.0	11.59%	11.51%	0.6
Per Common Share Data
Net Income
Basic	$0.22	$(0.02)	(1,200.0)	$0.53	$0.63	(15.9)
Diluted	0.22	(0.02)	(1,200.0)	0.53	0.63	(15.9)
Core operating earnings (2)
Basic	$0.22	$(0.02)	(1,066.8)	$0.54	$0.63	(14.8)
Diluted	0.22	(0.02)	(1,066.8)	0.54	0.63	(14.5)
Dividends	—	0.04	(100.0)	—	0.30	(100.0)
Market Value:
High	$10.63	$18.33	(42.0)	$14.85	$18.33	(19.0)
Low	8.55	12.00	(28.8)	8.53	3.76	126.9
Close	10.06	14.91	(32.5)	10.06	14.91	(32.5)
Book Value	25.10	24.32	3.2	25.10	24.32	3.2
Tangible Book Value	17.21	16.45	4.6	17.21	16.45	4.6
Shares outstanding, end of period (000)	8,118	8,118	—	8,118	8,118	—
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.94%	3.88%	1.5	3.89%	3.73%	4.3
Return on average assets - GAAP	0.44%	0.06%	586.1	0.38%	0.44%	(13.6)
Return on average equity - GAAP	3.75%	0.56%	572.9	3.28%	3.83%	(14.2)
Efficiency ratio (3) - GAAP	66.42%	60.90%	9.1	63.75%	62.36%	2.2
Effective tax rate	22.70%	-12.67%	(279.1)	26.45%	32.48%	(18.6)
Dividend payout ratio (basic)	0.00%	-200.00%	(100.0)	0.00%	46.83%	(100.0)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

Non-GAAP Disclosure Reconciliations

First Defiance Financial Corp.

Management believes that the presentation of the non-GAAP financial measures in this release assists investors when comparing results period-to-period in a more meaningful and consistent manner and provides a better measure of results for First Defiance’s ongoing operations.

Core operating earnings are net income adjusted to exclude discontinued operations, merger, integration and restructuring expenses and the results of certain significant transactions not representative of ongoing operations.

Core Operating Earnings	Three months ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2010	2009	2010	2009
Net Income	$2,275	$329	$5,841	$6,638

Acquisition related charges	16	—	53	—
Tax effect	(6)	—	(19)	—

After-tax non-operating items	10	—	34	—

Core operating earnings	$2,285	$329	$5,875	$6,638

Acquisition related charges in 2010 reflect charges associated with the purchase of the group benefits business from Andres, O’Neil & Lowe.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. Comparable information on a GAAP basis is also provided in the tables.

Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three months ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2010	2009	2010	2009
Gain from sale of mortgage loans	$2,886	$1,541	$5,262	$7,276
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	761	725	2,263	2,109
Amortization of mortgage servicing rights	(798)	(514)	(1,634)	(2,625)
Mortgage servicing rights valuation adjustments	(527)	(772)	(777)	917

	(564)	(561)	(148)	401

Total revenue from sale and servicing of mortgage loans	$2,322	$980	$5,114	$7,677

Yield Analysis

First Defiance Financial Corp.

	Three Months Ended September 30, (dollars in thousands)
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,545,421	$22,266	5.72%	$1,613,529	$23,812	5.85%
Securities	159,045	1,814	4.64%	130,673	1,685	5.08%
Interest Bearing Deposits	98,112	68	0.27%	60,822	41	0.27%
FHLB stock	21,376	225	4.18%	21,376	258	4.79%

Total interest-earning assets	1,823,954	24,373	5.31%	1,826,400	25,796	5.60%
Non-interest-earning assets	221,924			203,570

Total assets	$2,045,878			$2,029,970

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,385,093	$4,667	1.34%	$1,374,441	$6,163	1.78%
FHLB advances and other	123,566	1,187	3.81%	146,941	1,267	3.42%
Other Borrowings	44,927	109	0.96%	44,685	140	1.24%
Subordinated debentures	36,229	332	3.64%	36,228	344	3.77%

Total interest-bearing liabilities	1,589,815	6,295	1.57%	1,602,295	7,914	1.96%
Non-interest bearing deposits	200,207	—	—	175,928	—	—

Total including non-interest-bearing demand deposits	1,790,022	6,295	1.40%	1,778,223	7,914	1.77%
Other non-interest-bearing liabilities	15,147			17,506

Total liabilities	1,805,169			1,795,729
Stockholders’ equity	240,709			234,241

Total liabilities and stockholders’ equity	$2,045,878			$2,029,970

Net interest income; interest rate spread		$18,078	3.74%		$17,882	3.64%

Net interest margin (3)			3.94%			3.88%

Average interest-earning assets to average interest bearing liabilities			115%			114%

	Nine Months Ended September 30,
	2010			2009
	Average Balance	Interest(1)	Yield Rate(2)	Average Balance	Interest(1)	Yield Rate(2)
Interest-earning assets:
Loans receivable	$1,552,408	$67,216	5.79%	$1,600,878	$70,333	5.87%
Securities	152,318	5,364	4.79%	126,883	5,145	5.36%
Interest Bearing Deposits	107,608	198	0.25%	63,093	89	0.19%
FHLB stock	21,376	678	4.24%	21,376	726	4.54%

Total interest-earning assets	1,833,710	73,456	5.36%	1,812,230	76,293	5.61%
Non-interest-earning assets	218,060			202,008

Total assets	$2,051,770			$2,014,238

Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,393,747	$15,192	1.46%	$1,366,645	$20,206	1.98%
FHLB advances and other	130,745	3,625	3.71%	146,994	3,865	3.52%
Other Borrowings	45,731	329	0.96%	42,446	433	1.36%
Subordinated debentures	36,229	982	3.62%	36,241	1,139	4.20%

Total interest-bearing liabilities	1,606,452	20,128	1.67%	1,592,326	25,643	2.15%
Non-interest bearing deposits	192,673	—	—	172,341	—	—

Total including non-interest-bearing demand deposits	1,799,125	20,128	1.50%	1,764,667	25,643	1.94%
Other non-interest-bearing liabilities	14,886			17,659

Total liabilities	1,814,011			1,782,326
Stockholders’ equity	237,759			231,912

Total liabilities and stockholders’ equity	$2,051,770			$2,014,238

Net interest income; interest rate spread		$53,328	3.69%		$50,650	3.46%

Net interest margin (3)			3.89%			3.73%

Average interest-earning assets to average interest bearing liabilities			114%			114%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009
Summary of Operations
Tax-equivalent interest income (1)	$24,373	$24,655	$24,427	$25,434	$25,796
Interest expense	6,295	6,788	7,044	7,614	7,914
Tax-equivalent net interest income (1)	18,078	17,867	17,383	17,820	17,882
Provision for loan losses	5,196	5,440	6,889	8,470	8,051
Tax-equivalent NII after provision for loan losses (1)	12,882	12,427	10,494	9,350	9,831
Investment securities gains (losses)	(190)	(71)	(64)	(1,394)	(840)
Non-interest income (excluding securities gains/losses)	7,669	5,862	6,830	6,970	6,396
Non-interest expense	17,102	15,045	14,832	14,609	14,786
Income taxes	668	808	624	(525)	(37)
Net income	2,275	2,059	1,506	555	329
Dividends Declared on Preferred Shares	(463)	(462)	(463)	(447)	(473)
Accretion on Preferred Shares	(43)	(42)	(40)	(41)	(40)
Net Income (loss) Applicable to Common Shares	1,769	1,555	1,003	67	(184)
Tax equivalent adjustment (1)	316	306	298	287	309
At Period End
Total assets	$2,046,108	$2,038,656	$2,058,775	$2,057,523	$2,018,598
Earning assets	1,870,808	1,858,300	1,884,650	1,879,725	1,845,134
Loans	1,553,546	1,571,413	1,576,602	1,617,122	1,623,627
Allowance for loan losses	41,343	38,852	38,980	36,547	31,248
Deposits	1,590,648	1,580,520	1,599,584	1,580,226	1,543,085
Stockholders’ equity	241,029	238,438	235,655	234,086	234,529
Stockholders’ equity / assets	11.78%	11.70%	11.45%	11.38%	11.62%
Goodwill	57,556	57,556	56,585	56,585	56,585
Average Balances
Total assets	$2,045,878	$2,060,925	$2,048,506	$2,058,219	$2,029,970
Earning assets	1,823,954	1,845,306	1,831,867	1,852,401	1,826,400
Deposits and interest-bearing liabilities	1,790,022	1,808,944	1,798,408	1,805,090	1,778,223
Loans	1,545,421	1,551,396	1,560,405	1,600,265	1,613,529
Deposits	1,585,300	1,597,820	1,576,140	1,572,399	1,550,369
Stockholders’ equity	240,709	237,076	235,492	235,152	234,241
Stockholders’ equity / assets	11.77%	11.50%	11.50%	11.43%	11.54%
Per Common Share Data
Net Income:
Basic	$0.22	$0.19	$0.12	$0.01	$(0.02)
Diluted	0.22	0.19	0.12	0.01	(0.02)
Dividends	—	—	—	—	0.04
Market Value:
High	$10.63	$14.85	$12.33	$18.93	$18.33
Low	8.55	8.53	9.20	10.06	12.00
Close	10.06	8.94	10.12	11.29	14.91
Book Value	25.10	24.78	24.45	24.26	24.32
Shares outstanding, end of period (in thousands)	8,118	8,118	8,117	8,118	8,118
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.94%	3.89%	3.85%	3.82%	3.88%
Return on average assets	0.44%	0.40%	0.30%	0.11%	0.06%
Return on average equity	3.75%	3.48%	2.59%	0.94%	0.56%
Efficiency ratio (2)	66.42%	63.40%	61.26%	58.93%	60.90%
Effective tax rate	22.70%	28.18%	29.30%	-1750.00%	-12.67%
Common dividend payout ratio (basic)	0.00%	0.00%	0.00%	0.00%	-200.00%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010	4th Qtr 2009	3rd Qtr 2009
Loan Portfolio Composition
One to four family residential real estate	$213,574	$217,603	$222,099	$227,592	$233,958
Construction	31,722	43,333	46,369	48,625	53,605
Commercial real estate	776,972	790,521	797,449	806,890	802,434
Commercial	376,452	364,281	352,923	379,408	371,881
Consumer finance	27,060	28,961	31,718	34,105	36,416
Home equity and improvement	137,747	140,969	144,826	147,977	150,379

Total loans	1,563,527	1,585,668	1,595,384	1,644,597	1,648,673
Less:
Loans in process	9,030	13,283	17,794	26,494	23,957
Deferred loan origination fees	951	972	988	981	1,089
Allowance for loan loss	41,343	38,852	38,980	36,547	31,248

Net Loans	$1,512,203	$1,532,561	$1,537,622	$1,580,575	$1,592,379

Allowance for loan loss activity
Beginning allowance	38,852	38,980	36,547	$31,248	$25,840
Provision for loan losses	5,196	5,440	6,889	8,470	8,051
Credit loss charge-offs:
One to four family residential real estate	1,164	1,135	326	884	744
Commercial real estate	688	1,243	3,191	1,912	1,152
Commercial	842	3,153	735	354	658
Consumer finance	28	16	25	75	39
Home equity and improvement	148	156	399	134	196

Total charge-offs	2,870	5,703	4,676	3,359	2,789
Total recoveries	165	135	220	188	146

Net charge-offs (recoveries)	2,705	5,568	4,456	3,171	2,643

Ending allowance	$41,343	$38,852	$38,980	$36,547	$31,248

Credit Quality
Non-accrual loans	$37,377	$31,804	$33,567	$41,191	$35,490
Restructured loans, accruing	8,784	8,918	7,023	6,715	4,574

Total non-performing loans (1)	46,161	40,722	40,590	47,906	40,064
Real estate owned (REO)	11,127	12,735	12,768	13,527	9,352

Total non-performing assets (2)	$57,288	$53,457	$53,358	$61,433	$49,416

Net charge-offs	2,705	5,568	4,456	3,171	2,643

Allowance for loan losses / loans	2.66%	2.47%	2.47%	2.26%	1.92%
Allowance for loan losses / non-performing assets	72.17%	72.68%	73.05%	59.49%	63.23%
Allowance for loan losses / non-performing loans	89.56%	95.41%	96.03%	76.29%	78.00%
Non-performing assets / loans plus REO	3.66%	3.37%	3.36%	3.77%	3.03%
Non-performing assets / total assets	2.80%	2.62%	2.59%	2.99%	2.45%
Net charge-offs / average loans (annualized)	0.70%	1.44%	1.14%	0.79%	0.66%

Deposit Balances
Non-interest-bearing demand deposits	$213,414	$190,140	$187,231	$189,132	$174,145
Interest-bearing demand deposits and money market	543,539	517,170	525,311	499,575	477,566
Savings deposits	141,190	140,473	138,364	130,156	132,333
Retail time deposits less than $100,000	485,777	527,421	539,313	550,172	544,957
Retail time deposits greater than $100,000	161,413	158,069	161,071	163,838	166,787
National/Brokered time deposits	45,315	47,247	48,294	47,353	47,297

Total deposits	$1,590,648	$1,580,520	$1,599,584	$1,580,226	$1,543,085

(1)	Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.

Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans	Troubled Debt Restructuring
September 30, 2010
One to four family residential real estate	$213,574	$200,573	$2,483	$6,589	$3,929
Construction	31,722	31,553	—	169	—
Commercial real estate	776,972	745,663	3,420	23,421	4,468
Commercial	376,452	368,827	318	6,955	352
Consumer finance	27,060	26,842	184	34	—
Home equity and improvement	137,747	135,825	1,678	209	35

Total loans	1,563,527	$1,509,283	$8,083	$37,377	$8,784

June 30, 2010
One to four family residential real estate	$217,603	$202,472	$4,790	$6,457	$3,884
Construction	43,333	43,079	—	254	—
Commercial real estate	790,521	763,913	4,057	17,912	4,639
Commercial	364,281	356,500	508	6,898	375
Consumer finance	28,961	28,767	177	17	—
Home equity and improvement	140,969	139,219	1,464	266	20

Total loans	$1,585,668	$1,533,950	$10,996	$31,804	$8,918

December 31, 2009
One to four family residential real estate	$227,592	$215,209	$4,333	$5,349	$2,701
Construction	48,625	47,950	—	675	—
Commercial real estate	809,890	775,604	3,280	24,042	3,964
Commercial	379,408	367,592	1,151	10,615	50
Consumer finance	34,105	33,669	377	59	—
Home equity and improvement	147,977	145,481	2,045	451	—

Total loans	$1,647,597	$1,585,505	$11,186	$41,191	$6,715

September 30, 2009
One to four family residential real estate	$233,958	$221,077	$4,637	$5,839	$2,405
Construction	53,605	53,340	71	194	—
Commercial real estate	802,434	765,469	11,570	23,279	2,116
Commercial	371,881	363,739	2,525	5,564	53
Consumer finance	36,416	35,913	454	49	—
Home equity and improvement	150,379	147,031	2,783	565	—

Total loans	$1,648,673	$1,586,569	$22,040	$35,490	$4,574